---------------------------
                                                              FILED
                                                        in the Office of the
                                                    Secretary of State of Texas

                                                           APR 22 1999

                                                       Corporations Section
                                                    ---------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                                  CONCAP, INC.

      The undersigned hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

                                       1.

      The name of the corporation is CONCAP, INC. (the "Company");

                                       2.

      The name of the Company shall be changed to ELITE TECHNOLOGIES, INC.

                                       3.

      12,619,000 shares of the Company's common stock are issued and outstanding. All of the issued and outstanding shares of the Company's common stock are entitled to vote on the above amendment.

                                       4.

      The above amendment to the Articles of Incorporation of the Company was duly adopted by the holders of 72% of the issued and outstanding shares of common stock of the Company in accordance with Section 4.02 of the Texas Business Corporation Act on April 20, 1999.

      These Articles of Amendment shall be effective upon filing.

Dated this 20th day of April, 1999.

                                             CONCAP, INC.

                                             /s/ Scott Schuster
                                             --------------------

                                             Name: Scott Schuster

                                             Title: Chairman